Exhibit 10.2

PW EAGLE, INC.

Retention Bonus Plan

1. OBJECTIVE

The objective of this Retention Bonus Plan is to provide incentive to eligible management and key employees to remain with the Company and to contribute fully to the Company’s business achievement goals and success as the Strategic Committee of the Company’s Board of Directors continues to evaluate and explore strategic alternatives for the Company, including return of capital to shareholders, a potential sale of the Company, acquisitions, product diversification and other actions designed to maximize shareholder value.

2. PARTICIPATION

Those members of management or key employees, in each case as specified by the Compensation Committee of the Company’s Board of Directors, (collectively “Covered Employees”) will participate in this Plan. A Covered Employee will receive the retention bonus noted below if, and only if, both of the following conditions are met: (A) the Covered Employee remains employed by the Company, or a subsidiary of the Company, and is so employed by either the Company or a subsidiary of the Company as of the effective date of a “Change in Control” (as defined below) and (B) the effective date of such Change in Control is after the effective date of this Plan and on or prior to December 31, 2007.

3. RETENTION BONUS

The retention bonus, to which a Covered Employee meeting the conditions set forth in Paragraph 2 above is entitled, shall equal the amount of the potential target bonus assigned to such Covered Employee under the Company’s 2006 Performance Bonus Plan, whether or not such target bonus is achieved. The retention bonus is in addition to, and not in substitution of, any bonus earned by the Covered Employee under the Company’s 2006 Performance Bonus Plan or under any other bonus arrangement.

4. PAYMENT

Payment of the retention bonus shall be in cash and shall be paid as of the effective date of the Change in Control, and the Company will deduct therefrom any taxes and withholdings required by law to be withheld.

It is the intention of the Company that the provisions of this Plan comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the “Code”), if applicable, and all provisions of this Plan shall be construed and interpreted in a manner consistent with Section 409A of the Code. To the extent necessary to avoid imposition of any additional tax or interest penalties under Section 409A (such tax and interest penalties, a “Section 409A Tax”) for a particular Covered Employee, notwithstanding the timing of payment provided above for the retention bonus, the timing of such payment to such Covered Employee shall be subject to a six-month delay in a manner consistent with Section 409A(a)(2)(B)(i) of the Code, provided that (a) such Covered Employee shall be credited with interest in respect of such payment during such six-month period at the prime rate in effect from time to time at Citibank, N.A., or any successor thereto and (b) if such Covered Employee dies during such six-month period, any such delayed payment shall not be further delayed, and shall be immediately payable to such Covered Employee’s devisee, legatee or other designee or, should there be no such designee, to such Covered Employee’s estate. From and after the effective date of this Plan, (i) the Company shall administer and operate this Plan in compliance with Section 409A of the Code and any rules, regulations or other guidance promulgated thereunder as in effect from time to time and (ii) in the event that the Company determines that any provision of this Plan does not comply with Section 409A of the Code or any such rules, regulations or guidance and that a Covered Employee may become subject to a Section 409A Tax, the Company shall in good faith amend or modify such provision with respect to such Covered Employee to avoid the application of such Section 409A Tax, provided that such amendment or modification shall not reduce the economic value to such Covered Employee of the retention bonus.

5. DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below.

(a)	“Change in Control” means:

(i) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (defined below) (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors (defined below) at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(ii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iii) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (a)(iii), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (B) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (C) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (a)(i).

(b) The “effective date” of a Change in Control means the date on which a Change in Control occurs (if any).

(c) “Incumbent Directors” means individuals who, as of the effective date of this Plan, were members of the Company’s Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose assumption of office after the effective date of this Plan occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) other than the Board.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

As authorized by the Board of Directors and its Compensation Committee

Effective: November 15, 2006

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